Exhibit 99.1

CenturyLink Announces Pricing of Private Offering of Senior Notes

MONROE, La., December 9, 2019 — CenturyLink, Inc. (NYSE: CTL) (the “Company” or “CenturyLink”) announced that it has agreed to sell $1.25 billion aggregate principal amount of its newly-issued unsecured 5.125% Senior Notes due 2026 (the “2026 Notes”) pursuant to the private offering announced earlier today.

The 2026 Notes were priced to investors at par and will mature on December 15, 2026.

CenturyLink plans to use the net proceeds from the offering (i) to redeem all of Qwest Corporation’s $850 million outstanding aggregate principal amount of 6.875% senior notes due 2033 (the “2033 Notes”) and all of Qwest Corporation’s $250 million outstanding aggregate principal amount of 7.125% senior notes due 2043 (the “2043 Notes”, and together with the 2033 Notes, the “Qwest Notes”) and (ii) for general corporate purposes, including redemptions, repurchases or repayments of CenturyLink debt.

Qwest Corporation is an indirect, wholly owned subsidiary of CenturyLink, Inc. This press release does not constitute a notice of redemption with respect to any of the Qwest Notes.

The offering is expected to be completed on December 16, 2019, subject to the satisfaction or waiver of customary closing conditions.

The 2026 Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in the United States and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements. Accordingly, the 2026 Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S promulgated under the Securities Act. The 2026 Notes will not have registration rights. This announcement will not constitute an offer to sell, or a solicitation of an offer to buy any securities, nor will there be any sale of the 2026 Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About CenturyLink

CenturyLink (NYSE: CTL) is a technology leader delivering hybrid networking, cloud connectivity, and security solutions to customers around the world. Through its extensive global fiber network, CenturyLink provides secure and reliable services to meet the growing digital demands of businesses and consumers. CenturyLink strives to be the trusted connection to the networked world and is focused on delivering technology that enhances the customer experience.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to CenturyLink’s failure to satisfy the conditions to the initial purchasers’ obligation to consummate the offering; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in CenturyLink’s credit ratings; changes in CenturyLink’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of CenturyLink to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in CenturyLink’s filings with the Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact: Tracey Lucas Tracey.Lucas@CenturyLink.com +1 720-888-4443	Investor Contact: Mark Stoutenberg Mark.Stoutenberg@CenturyLink.com +1 720-888-1662

2